UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2023

__________________________________________

LAKELAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2023, Lakeland Industries, Inc. (the “Company”) provided Charles D. Roberson, the Company’s President and Chief Executive Officer, with notice of non-renewal of the Employment Letter Agreement between Mr. Roberson and the Company, dated January 27, 2020, as amended on January 1, 2022 (as amended, the “Employment Agreement”), and Mr. Roberson decided he will resign as an officer, employee and director of the Company, effective at the end of the day on January 31, 2024 (the “Termination Date”).

On October 19, 2023, the Company and Mr. Roberson entered into a General Release and Separation Agreement (the “Separation Agreement”), pursuant to which Mr. Roberson will receive: (i) an annual cash bonus for the fiscal year ending January 31, 2024 (“FY24”), if any, as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors following the end of FY24 based on the Company’s achievement of the pre-established performance measures for such annual bonus; (ii) if Mr. Roberson has not secured other employment as of January 31, 2024, continued payment of Mr. Roberson’s current base salary until the earlier of the date Mr. Roberson secures such other employment or April 30, 2024, payable bi-weekly following the Termination Date; and (iii) the continued vesting of all of Mr. Roberson’s outstanding restricted stock units (“RSUs”) granted to Mr. Roberson with grant dates of June 16, 2021, April 7, 2022 and March 30, 2023, on their scheduled vesting dates, with the performance-based RSUs only vesting to the extent of actual performance achieved as certified by the Compensation Committee after the end of the applicable performance period, and in the event of a change in control transaction, performance-based RSUs will accelerate and vest based on the target level of performance. In addition, pursuant to the Separation Agreement, the Company has agreed to waive Mr. Roberson’s non-competition covenant set forth in the Employment Agreement.

The Separation Agreement also includes a general release of claims in favor of the Company and will not become effective and enforceable until the seven-day revocation period has ended. The Separation Agreement, once effective, will replace and supersede the Employment Agreement.

James M. Jenkins, who currently serves as Executive Chairman of the Board, will oversee the Company’s executive management team while the Board of Directors conducts a comprehensive search to identify a permanent Chief Executive Officer.

The above description of the terms of the Separation Agreement is not complete and is qualified by reference to the complete document, which will be filed by the Company with the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2023.

Item 7.01. Regulation FD Disclosure.

On October 19, 2023, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the foregoing executive leadership changes.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated October 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Roger D. Shannon
Roger D. Shannon
Chief Financial Officer

Date: October 19, 2023

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